EXHIBIT 10.3

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 2 TO LICENSE AGREEMENT

This Amendment No. 2 to the Restated License Agreement effective as of November 1, 1994 and as amended by Amendment No. 1 thereto dated January 15, 1995 (collectively, the “License Agreement”), is made by and between STANDARD & POOR’S (“S&P”), a division of The McGraw-Hill Companies, Inc., a New York corporation having an office at 25 Broadway, New York, New York 10004, and the CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED (“CBOE”), having an office at 400 South LaSalle, Chicago, Illinois 60605.  The effective date of this Amendment No. 2 is as of April 1, 1998.

W I T N E S S E T H:

WHEREAS, the parties wish to modify the License Agreement so as to permit S&P to grant to a specified universe of third parties licenses to use the S&P 100 Index as the basis for certain index-linked products.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the License Agreement.

2.             Section 3(b) of the License Agreement hereby deleted and replaced in its entirety by the following:

“(b)         The license granted to CBOE in Section 3(a) above shall be exclusive in respect of the S&P 100, and S&P agrees during the term of this Agreement that it shall not grant a license to any other person to use the S&P 100 as the basis for any securities products whatsoever, except for the license agreements for certain options traded in the over-the-counter market that S&P has granted prior to December 1, 1990 as listed on Exhibit B attached hereto, and except that at any time during the period commencing April 1, 1998 and ending March 31, 1999, S&P shall be permitted to grant to third parties, nonrenewable, nontransferable licenses to use the S&P 100 solely as the basis for the products described below, on the condition that such licenses are limited to products that, except as expressly provided below, are (i) issued and sold only outside North America and (ii) are not listed or traded on any Organized Securities Market or through NASDAQ, the Instinet or any similar electronic communications network.  Licenses granted by S&P pursuant to this Section 3(b) shall expire no later than one year after the date they are granted, except they may continue in effect beyond the date of expiration solely in respect of any products as to which interests therein are outstanding on the date of expiration until such time as all interests in such products have matured, expired, terminated, been redeemed or otherwise have ceased to be outstanding in accordance with their respective terms.  The products for which S&P is permitted to grant licenses in respect of the S&P 100 pursuant to this Section 3(b) are limited to the following (and any additional products as to which the parties may mutually agree in writing):

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

(i)            OTC options consisting of customized over-the-counter put and call options, the terms of which are negotiated between the parties, and which are not issued or cleared by The Options Clearing Corporation or a similar entity.

(ii)           Privately-placed debt obligations, including notes, bonds debentures, guaranteed investment contracts and commercial paper (whether or not certificated or evidenced by a written instrument) where the principal of or interest payable on such debt obligations, or both, is linked to the S&P 100 Index.

(iii)          Privately negotiated swaps that involve the exchange of cash flows, one or more of which are linked to the S&P 100 Index, provided that the swaps (1) have terms that are individually tailored, (2) do not involve exchange-style offset, (3) do not involve a clearing corporation or common margin or other common back-up system, (4) are entered into in conjunction with a line of business, (5) are not marketed to the public, and (6) are entered into and terminated (whether by sale, assignment or otherwise) based on private negotiations.

(iv)          Public debt obligations, including notes, bonds, debentures, guaranteed investment contracts and commercial paper (whether or not certificated or evidenced by a written instrument) where the principal of or interest payable on such debt obligations, or both, is linked to the S&P 100 Index.  Such debt obligations may be listed and traded on any Organized Securities Market located outside or within North America.

(v)           Indexed warrants, consisting of instruments indexed to the S&P 100 Index that, in exchange only for the payment of a non-refundable cash premium to or for the benefit of the issuer, give the holder of the warrant the limited right until a stated expiration date to acquire from the issuer either a fixed quantity of indexed underlying securities against payment of a stated exercise price, or an amount of cash representing the value of the index above or below a stated level.  Indexed warrants shall not include put or call options that are issued or cleared by The Options Clearing Corporation or a similar entity or that involve the issuance of a new option or warrant each time there is a trade in which an option or warrant is acquired by a holder.  Such indexed warrants may be listed and traded on any Organized Securities Market located outside North America.

(vi)          Redeemable open-end or nonredeemable closed-end investment funds and unit investment trusts, including publicly offered mutual funds and institutional funds having the investment objective of tracking the price and yield performance of publicly-traded common stocks as represented by the S&P 100 Index.  Such open-end funds and unit investment trusts, but not such closed-end funds, may be issued and sold within or outside North America, and such closed-end funds, but not such open-end funds or unit investment trusts, may be listed and traded on any Organized Securities Market located outside North America.

(vii)         Investment vehicles underlying or combined with one or more insurance products having the investment objective of tracking the price and yield performance of publicly-traded common stocks as represented by the S&P 100 Index (e.g., indexed variable annuities, or other indexed annuity products).  Such investment vehicles may be issued and sold within or outside North America.”

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

3.             A New Section 5(f) is hereby added to the License Agreement, as follows:

“(f)          As consideration for CBOE’s agreement to permit S&P to grant to third parties licenses with respect to the S&P 100 pursuant to Section 3(b), S&P agrees to pay to CBOE [*confidential treatment requested/material filed separately*] percent ([*confidential treatment requested/material filed separately*]%) of all fees received by S&P from licensees of the S&P 100 subject to the following:  (i) no payments shall be payable by S&P hereunder in connection with licenses to use the S&P 100 that S&P granted prior to December 1, 1990, as referenced in Section 3(b); and (ii) no payments shall be payable by S&P hereunder with respect to the first [*confidential treatment requested/material filed separately*] dollars ($[*confidential treatment requested/material filed separately*]) received by S&P from licensees of the S&P 100 during the period April 1, 1998 through March 31, 1999.  S&P shall remit any fees owed to CBOE hereunder within thirty (30) days of the end of each calendar quarter.  Each payment shall be accompanied by a full accounting of the basis for the calculation of CBOE’s fee.”

4.             All other terms of the License Agreement shall remain in full force and effect.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above.

CHICAGO BOARD OPTIONS		STANDARD & POOR’S
EXCHANGE		a division of The McGraw-Hill
Companies, Inc.

BY:	/s/ Charles J. Henry	BY:	/s/ Robert A. Shakotko

TITLE:	President	TITLE:	Senior Vice President, Index Services